Exhibit 99.1

NEWS RELEASE June 26, 2018
FOR IMMEDIATE RELEASE	Contacts:	Dan Schlanger, CFO & Treasurer Ben Lowe, VP Corporate Finance Crown Castle International Corp. 713-570-3050

CROWN CASTLE PRICES $1.0 BILLION SENIOR

SECURED TOWER REVENUE NOTES OFFERING

June 26, 2018 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that certain of its indirect subsidiaries have priced an offering of $1.0 billion of Senior Secured Tower Revenue Notes (“Offered Notes”). The Notes (as defined below) will be issued in private transactions as additional debt securities under the existing Indenture dated as of June 1, 2005, as amended and supplemented (“Indenture”), pursuant to which the outstanding Senior Secured Tower Revenue Notes, Series 2010-6 (“Series 2010-6 Notes”), Series 2015-1 and Series 2015-2 were issued.

The Offered Notes consist of two classes of Notes. The Class C-2023 Notes consist of $250.0 million of 3.720% Notes and have an expected life of five years with a final maturity date in July 2043. The Class C-2028 Notes consist of $750.0 million of 4.241% Notes and have an expected life of ten years with a final maturity date in July 2048. The Offered Notes were priced at par. The Offered Notes have a weighted average expected life of 8.8 years with a weighted average coupon of 4.111%.

Crown Castle intends to use the net proceeds from such offering, together with cash from Crown Castle or one of its subsidiaries, to retire all of the Series 2010-6 Notes on July 16, 2018 and pay fees and expenses related to the offering of the Offered Notes and the retirement of the Series 2010-6 Notes. Crown Castle expects the offering of the Offered Notes to close on or about July 11, 2018.

In connection with the offering of the Offered Notes and in accordance with the risk retention requirements of Regulation RR promulgated under the Securities Exchange Act of 1934, as amended (“Risk Retention Rules”), a majority-owned affiliate of Crown Castle intends to purchase $52.7 million of Senior Secured Tower Revenue Notes, Series 2018-1, Class R-2028 (“Risk Retention Notes” and, together with the Offered Notes, “Notes”) and thereby retain an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) in an amount equal to at least 5% of the fair value of the Notes. The Risk Retention Notes will be issued at par and have an expected life of ten years with a final maturity date in July 2048. Payments of principal, interest and other amounts in respect of the Risk Retention Notes and any other Class R notes issued under the Indenture from time to time will be fully subordinated to the outstanding notes of each other class under the Indenture.

This press release is not an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which any such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Offered Notes will be offered to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (“Securities Act”), to persons outside of the U.S. under Regulation S promulgated under the Securities Act and to institutional investors that are Accredited Investors under Rule 501 of Regulation D promulgated under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 60,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding (i) the proposed offering of the Offered Notes, including the expected closing date thereof, (ii) certain terms of the Notes, including with respect to servicing and repayment and (iii) the use of proceeds from the Offered Notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission. The term “including”, and any variation thereof, means “including, without limitation”.